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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         FIRST CAPITAL BANCSHARES, INC.
             (Exact name of Registrant as Specified in Its Charter)


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
             South Carolina                                                          57-1070990
 (State of incorporation or organization)                                 (IRS Employer Identification No.)
    207 Highway 15/ 401 Bypass East                                                     29512
      Bennettsville, South Carolina
 (Address of principal executive offices)                                             (Zip Code)


If this form relates to the registration of a class of             If this form relates to the registration of a class
securities pursuant to Section 12(b) of the                        of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General                  Exchange Act and is effective pursuant to
Instruction A.(c), please check the following box.                 General Instruction A.(d), please check the
[ ]                                                                following box. [X]
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     Securities Act registration statement file number to which this form relates:  333-69555

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None

       Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Stock
                               (Title of class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For information with respect to the common stock, par value $.01 per share (the "Common Stock"), of First Capital Bancshares, Inc., a South Carolina corporation (the "Registrant"), see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on December 23, 1998, as amended on March 1, 1999, and March 23, 1999, as such Registration Statement may be amended further from time to time (as so amended, the "Form SB-2"). The Registration Statement is deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are filed as a part of the Registration
Statement:

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
Exhibit
  No.             Description
-------           ------------
3.1               Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Registration
                  Statement on Form SB-2, Registration No. 333-69555).

3.2               Bylaws (incorporated by reference to Exhibit 3.2 of Registration Statement on Form
                  SB-2, Registration No. 333-69555).

4.1               Specimen common stock certificate (incorporated by reference to Exhibit 4.2 of
                  Amendment No. 2 to the Registration Statement on Form SB-2, Registration No. 333-69555).

4.2               See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated herein by reference to Exhibits 3.1 and 3.2 to the Registrant's Form SB-2 Registration
                  Statement File No. 333-69555).
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      FIRST CAPITAL BANCSHARES, INC.
                                      (Registrant)


                                      By:  /s/ J. Aubrey Crosland
                                         -----------------------------
                                         J. Aubrey Crosland, President


Date:  May 19, 1999